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                                                                  EXHIBIT 10.4.2

                AMENDMENT NO. 3 TO SECURITIES PURCHASE AGREEMENT


                  This Amendment Number 3 ("Amendment No. 3") to the Securities Purchase Agreement (the "SPA"), dated as of October 21, 1996, among FULCRUM DIRECT, INC. (the "Company"), a Delaware corporation, WHITNEY SUBORDINATED DEBT FUND, L.P. ("WSDF"), a Delaware limited partnership, and WHITNEY EQUITY PARTNERS, L.P., a Delaware limited partnership ("WEP" and together with WSDF, the "Purchasers") is entered into as of May 7, 1997. Capitalized terms used herein and not otherwise defined have the meanings ascribed to such terms in the SPA.

                              W I T N E S S E T H:

                  WHEREAS, the Company and WSDF wish to amend the definition of "Senior Indebtedness" in Section 1.1 and modify the financial covenants contained in Section 9.4 of the SPA.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

                  1. The definition of "Senior Indebtedness" in Section 1.1 of the SPA is amended and restated to read in its entirety as follows:

                           "Senior Indebtedness" means all Indebtedness senior
to the Indebtedness represented by the Note of the Company currently outstanding or incurred in the future pursuant to any borrowing by the Company from any bank or institutional lender not affiliated with Lederman, Budoff or the Company and any renewals, extensions, refinancings or refundings thereof; provided, that it shall not include any capital lease obligations and Indebtedness represented by the Note).

                  2. Section 9.4 of the Loan Agreement is amended and restated to read in its entirety as follows:

                           "9.4 Limitations on Indebtedness. The Company shall not, and shall not cause, suffer or permit any of its Subsidiaries to, directly or indirectly, collectively and in the aggregate, issue, assume or otherwise incur any Indebtedness, other than: (a) Indebtedness under the Transaction Documents; (b) Senior Indebtedness, up to an aggregate principal amount of $25,000,000 and any other Indebtedness, up to an aggregate principal amount of $5,000,000; provided, however, that Senior Indebtedness may exceed an aggregate principal amount of $25,000,000 if the ratio of total Indebtedness to total share capital (including retained earnings) of the Company as reflected on the Company's most recent quarterly balance sheet, is less than 2.5 to 1.0; and provided, further, that under no circumstances shall Senior Indebtedness exceed $30,000,000; (c) Indebtedness listed on Schedule 5.27; (d) non-current liabilities for post-employment healthcare and other insurance benefits; (e) trade payables and accrued expenses, in each case arising in the ordinary course of business; (f) Indebtedness secured by a Lien permitted under Section 9.5; (g) refinancings, refundings or extensions of the foregoing; provided, that any such
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         refinancings, refundings or extensions shall not (i) exceed the principal amount refinanced, refunded or extended, (ii) shorten the maturity (or weighted average life to maturity) of such Indebtedness,
         (iii) increase the interest rate applicable to such Indebtedness, (iv) facilitate the exercise or enforcement of any remedies of any obligee of such Indebtedness in respect of any default or event default thereunder, or (v) result in any amendments or modifications of any of the subordination provisions applicable to such Indebtedness; and (h) Indebtedness existing at the time of acquisition on assets or a company acquired by the Company.

                  3. Counterparts. This Amendment No. 2 may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  4. Entire Agreement. This Amendment No. 2, together with the SPA and the exhibits and schedules thereto and the other Transaction Documents, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Amendment No. 2, together with the SPA and the exhibits and schedules thereto, and the other Transaction Documents supersede all prior agreements and understandings between the parties with respect to such subject matter. Except to the extent specifically set forth herein, the SPA shall remain in full force and effect and shall not be deemed amended or superseded in any respect.

                  5. Incorporation by Reference. Article 11 of the SPA (other than Sections 11.5 and 11.12) is incorporated herein by reference as if included herein.


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                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment No. 3 to be executed and delivered by their respective officers hereunto duly authorized as of the date first above written.

                                    FULCRUM DIRECT, INC.


                                    By:____________________________________
                                       Name:
                                       Title:


                                    WHITNEY SUBORDINATED DEBT FUND, L.P.


                                    By:____________________________________
                                       Name:
                                       Title:


                                    WHITNEY EQUITY PARTNERS, L.P.

                                    By: J.H. Whitney Equity Partners LLC
                                        Its general Partner


                                    By:____________________________________
                                       Name:
                                       Title:


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